Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-248137, 333-231277, 333-73772, 333-73774) of Core Laboratories Inc. of our report dated June 29, 2026, relating to our audit of the financial statements and supplemental schedule of Core Laboratories Profit Sharing and Retirement Plan, which appears in this Annual Report on Form 11-K of Core Laboratories Profit Sharing and Retirement Plan for the year ended December 31, 2025.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

June 29, 2026